As filed with the Securities and Exchange Commission on June 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BEACHBODY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-3222090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Continental Blvd, Suite 400

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

The Beachbody Company, Inc. 2021 Incentive Award Plan

The Beachbody Company, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Carl Daikeler

Chief Executive Officer

The Beachbody Company, Inc.

400 Continental Blvd, Suite 400

El Segundo, CA 90245

(Name and address for agent for service)

(310) 883-9000

(Telephone number, including area code, of agent for service)

Copies to:

Steven B. Stokdyk, Esq.

Brent T. Epstein, Esq.

Latham & Watkins LLP

10250 Constellation Blvd, Suite 1100

Los Angeles, California 90067

(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission by The Beachbody Company, Inc., a Delaware corporation (the “Registrant”), for the purpose of registering (i) 335,295 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) that were automatically added on January 1, 2024 to the number of shares authorized for issuance under the Company’s 2021 Incentive Award Plan (the “2021 Plan”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of the Company’s common stock authorized for issuance thereunder, (ii) 67,059 shares of Class A Common Stock that were automatically added on January 1, 2024 to the number of shares authorized for issuance under the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP” and, together with the 2021 Plan, the “Plans”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of the Company’s common stock authorized for issuance thereunder, (iii) 350,000 shares of Class A Common Stock that became authorized for issuance under the 2021 Plan pursuant to an amendment to the 2021 Plan, which was approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders held on June 4, 2024, and (iv) 415,491 shares of Class A Common Stock that would have been issued upon the vesting of restricted stock unit awards granted under the 2021 Plan, but that were cancelled or forfeited prior to vesting, and as such again became available for issuance under the 2021 Plan pursuant to its terms.

The additional shares of Class A Common Stock registered hereby pursuant to the 2021 Plan, as amended, and the 2021 ESPP, as applicable, are of the same class as other securities relating to the Plans for which Registration Statements on Form S-8 (Nos. 333-259100 and 333-272686) are effective (the “Prior Registration Statements”).

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Description	Incorporated by Reference				Filed or Furnished Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Second Amended and Restated Certificate of Incorporation of The Beachbody Company, Inc.	10-K	001-39735	3.1	Mar. 11, 2024

4.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of The Beachbody Company, Inc.	8-K	001-39735	3.1	Nov. 27, 2023

4.3	Amended and Restated Bylaws of The Beachbody Company, Inc.	8-K	001-39735	3.2	Jul. 1, 2021

4.4	Specimen Class A Common Stock Certificate of The Beachbody Company, Inc.	8-K	001-39735	4.1	Jul. 1, 2021

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Deloitte & Touche LLP					X

23.2	Consent of Ernst & Young LLP					X

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement					X

99.1	The Beachbody Company, Inc. 2021 Incentive Award Plan.	8-K	001-39735	10.2	Jul. 9, 2021

99.2	Amendment to The Beachbody Company, Inc. 2021 Incentive Award Plan.	8-K	001-39735	10.1	Jun. 7, 2024

99.3	The Beachbody Company, Inc. 2021 Employee Stock Purchase Plan	8-K	001-39735	10.3	Jul. 9, 2021

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on June 10, 2024.

The Beachbody Company, Inc.

By:	/s/ Carl Daikeler
Name: Carl Daikeler
Title: Chief Executive officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Carl Daikeler and Marc Suidan, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Daikeler	Chief Executive Officer and Director	June 10, 2024
Carl Daikeler	(Principal Executive Officer)

/s/ Marc Suidan	Chief Financial Officer	June 10, 2024
Marc Suidan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Goldston	Executive Chairman	June 10, 2024
Mark Goldston

/s/ Mary Conlin	Director	June 10, 2024
Mary Conlin

/s/ Kristin Frank	Director	June 10, 2024
Kristin Frank

/s/ Michael Heller	Director	June 10, 2024
Michael Heller

/s/ Ann Lundy	Director	June 10, 2024
Ann Lundy

/s/ Kevin Mayer	Director	June 10, 2024
Kevin Mayer

/s/ John Salter	Director	June 10, 2024
John Salter

/s/ Ben Van de Bunt	Director	June 10, 2024
Ben Van de Bunt